                                                                   EXHIBIT 10(t)


                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


         This Membership Interest Purchase Agreement (this "Agreement"), dated as of September 13, 2001, is by and Williams Communications, LLC, a Delaware limited liability company ("Seller"), and Williams Aircraft, Inc., a Delaware corporation ("Buyer").

                                    RECITALS

         Seller is the owner of the entire membership interest of Williams Communications Aircraft, LLC, a Delaware Limited Liability Company (the "Company").

         Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the entire membership interest in the Company upon the terms and subject to the conditions contained herein.

         NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the mutual representations and warranties contained herein, Seller and Buyer agree, upon the terms and subject to the conditions contained herein, as follows:


                                    ARTICLE I

                                PURCHASE AND SALE

         1.01 Transfer of Membership Interest. Upon the terms and subject to the conditions of this Agreement, at the Closing Date (as hereinafter defined), Seller agrees to sell, assign and deliver to Buyer the entire membership interest in the Company (the "Interest") together with all of the rights titles and interests of Seller in or relating in any way to the Company.

         1.02 Purchase Price. The consideration (the "Purchase Price") for the Interest shall be the sum of Thirty-One Million U.S. Dollars (US$31,000,000.00) and the assumption by Buyer of all of the liabilities and obligations relating to the Interest. On the Closing Date, pursuant to the terms and conditions of this Agreement, Buyer agrees to wire transfer the Purchase Price to the Seller in accordance with Seller's instructions.

         1.03 Effective Date. The effective date of the transaction contemplated by this Agreement shall be the Closing Date (as hereinafter defined).

                                   ARTICLE II

                                     CLOSING

         2.01 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Buyer located One Williams Center, Tulsa, Oklahoma 74172 , at 1:00 p.m., local time, on the later to occur of the date which is the first business day following the day that the conditions specified in Article 5 below shall have been satisfied in all material respects (or waived by the party or parties entitled to the benefit thereof), unless another time, date and place is agreed to in writing by Buyer and Seller. The date upon which Closing occurs shall be referred to herein as the "Closing Date".

         2.02 Deliveries by Seller. (a) Delivery of Documents. At Closing, Seller shall deliver to Buyer:

                  (i) One or more certificates evidencing that Buyer is the owner of the Interest, including without limitation an Assignment of Limited Liability Membership Interest substantially in the form attached hereto as Exhibit A; and

                  (ii) A legal opinion as to the title and lien status to the Aircraft;

                  (iii) All waivers, consents, permissions, or other documents that may be necessary for the transfer of the Interest to Buyer; and

                  (iv) The duly executed Aircraft Dry Leases for the Aircraft and Releases of all liens on the Aircraft.

         2.03 Deliveries By Buyer. At Closing, Buyer shall deliver the consideration described in Article 1.02 to Seller together with evidence of Buyer's power and authority to purchase the Interest.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.01 Existence and Qualification. The Company is a limited liability company duly formed and validly existing under the laws of Delaware. The Company has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as presently conducted. All of the minute books, including all minutes, consents and other records of actions taken by the members and managers (including any committee thereof) of the Company are held by the Company.

         3.02 Authority, Approval and Enforceability. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. At the Closing all documents required hereunder to be executed and delivered by Seller will have been duly authorized, executed and delivered by Seller and will constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

         3.03 The Interest. The Interest is the sole membership interest in the Company and is owned beneficially and in the name of Seller, free and clear of all mortgages, pledges, security interests, liens or encumbrances of any kind and is not subject to any agreements or understandings among any persons with respect to the voting or transfer thereof. There are no outstanding subscriptions, options, convertible securities, warrants, calls or other securities granting rights to purchase or otherwise acquire interests in the Company or any commitments or agreements of any character obligating Seller regarding the foregoing.

         3.04 Governmental Authorizations. The Seller has obtained and holds all governmental permits, licenses, orders and approvals necessary to own the Interest.

         3.05 Assets. The only assets of the Company are the Aircraft as described in Article 5.01, and the Company has no liabilities, obligations, commitments or undertakings except as regards the ongoing ownership and operation of the Aircraft. All filings and certificates necessary for the Company to own and operate the Aircraft have been filed or obtained.

         3.06 Airworthiness. At Closing the Aircraft shall be in an airworthy condition with all systems functioning within tolerances as stated in the manufacturer's maintenance criteria. The Aircraft are and shall be at Closing free and clear of all liens and encumbrances, and the Company will have good and marketable title thereto. Seller has previously delivered to the Company a Certificate of Airworthiness issued by the U.S. Federal Aviation Administration ("FAA") certifying that, at the date of issuance, the Aircraft has been inspected and found to conform in all respects to the applicable FAA Certificate of Airworthiness.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

         4.01 Conditions to Obligations of Buyer and Seller. The obligations of Buyer and Seller to proceed with the Closing are subject to the satisfaction at or prior to Closing of all of the following conditions.

                  (a) Compliance. Buyer and Seller shall have complied in all material respects with their respective covenants and agreements contained herein. The representations and warranties contained herein, or in any certificate or similar instrument required to be delivered by or on behalf of each of Seller or Buyer pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though made at such time;

                  (b) No Orders. No order, writ, injunction or decree shall have been entered and be in effect by any court of competent jurisdiction or any governmental or regulatory instrumentality or authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby;

                  (c) No Suits. No suit or other proceeding shall be pending or threatened by any third party before any court or governmental agency seeking to restrain or prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

                                    ARTICLE V

                                     ASSETS

         5.01 Asset. The only assets or property of any kind owned by the Company are the Aircraft identified on Exhibit "B". All of the above, together with the existing components, avionics, accessories, equipment attached or unattached, instrumentation and log books, including without limitation the specifications and features set forth in Exhibit B hereto, are collectively referred to herein as the "Aircraft".

                                   ARTICLE VI

                             POST CLOSING INSPECTION

         6.01 Inspection of the Aircraft. On a date that is mutually agreed between Buyer and Seller, but not later than October 31, 2001, Seller will present the Aircraft for inspection to Buyer, or Buyers designated representative. The location of such presentation for inspection shall be the Buyer's hangar located at Tulsa International Airport, Tulsa, Oklahoma, and the direct cost of presenting the Aircraft for inspection shall be borne by the Seller. The cost of the inspection shall be borne by Seller. Upon such presentation of the Aircraft for inspection by Seller, Buyer shall have the right for a period of up to seven (7) days to inspect the Aircraft, to conduct a test flight under the supervision and control of Seller, and to review all maintenance records, all flight and other records and to otherwise conduct such physical, technical, engineering and mechanical reviews and tests as would a normal prudent purchaser of similar aircraft. Within two (2) business days following the end of such seven (7) day period, Buyer or its representative shall deliver to Seller a detailed list of any defects (whether physical, mechanical or otherwise) that Buyer requires to be remedied as a condition of completing the purchase of the Interest. Seller shall have fifteen (15) days following the receipt of such notice to either (i) remedy defects affecting airworthiness of the Aircraft to the reasonable satisfaction of Buyer, or (ii) agree to pay Buyer an amount that the parties agree is the projected cost of remedying such defects affecting the airworthiness of the Aircraft. In the event that Seller undertakes to remedy any defects notified by Buyer, Buyer shall have a reasonable period thereafter to conduct such further tests of the Aircraft to confirm the completion of any repairs made by Seller as provided above. Defects not affecting the airworthiness of the Aircraft shall be itemized and, subject to mutual agreement by the parties, the Seller shall pay Buyer the reasonable cost of such repairs. Notwithstanding the above, any Defects existing on or prior to February 26, 2001, shall not be subject to this Section. Buyer and Seller shall coordinate on any such preexisting defects.

         6.02 All flight manuals, maintenance manuals, parts catalogs, wiring diagrams as well as all other records, paperwork, or minor equipment as is normally considered to be part of the Aircraft will be given to Buyer at closing or at a later time consented to in writing by the Buyer.

                                   ARTICLE VI

                                  MISCELLANEOUS

         7.01 Notices. Any notice, request, instruction, correspondence or other communication to be given or made hereunder by either party to the other (herein collectively called "Notice") shall be in writing and (a) delivered by hand, (b) mailed by certified mail, postage prepaid and return receipt requested, (c) sent by telecopier, or (d) sent by Express Mail, Federal Express, or other express delivery service.

         7.02 Governing Law. The provisions of this agreement, the schedules hereto, and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the State of Oklahoma (excluding any conflicts-of-law rule or principle that might refer such matters to the laws of another jurisdiction), except to the extent that such matters are mandatorily subject to the laws of another jurisdiction pursuant to the laws of such other jurisdiction.

         7.03 Entire Agreement; Amendments and Waivers. This Agreement, together with all Schedules hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties regarding the Interest or the Aircraft. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         7.04 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither this

Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto prior to the Closing without the prior written consent of the other party. Except as expressly provided herein, nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

         7.05 Severability. If any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any material respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such document.

         7.06 No Implied Warranty on Aircraft. BUYER UNDERSTANDS THAT THE AIRCRAFT WAS ACQUIRED BY THE COMPANY FROM SELLER ON AN "AS IS" CONDITION. UNLESS OTHERWISE PROHIBITED BY LAW, BUYER AGREES THAT (i) SELLER MAKES NO WARRANTIES, EXPRESSED OR IMPLIED WITH RESPECT TO THE AIRCRAFT THAT CONTINUE BEYOND THE CLOSING, EXCEPT THAT SELLER WARRANTS THAT THE COMPANY HAS GOOD AND MARKETABLE TITLE TO THE AIRCRAFT AND THE AIRCRAFT WAS ACQUIRED BY THE COMPANY FROM SELLER WITH A FAA 8050-2 BILL OF SALE, FREE AND CLEAR OF ALL LIENS, (ii) BUYER WAIVES AS TO SELLER ALL OTHER WARRANTIES RELATING TO THE AIRCRAFT, WHETHER OF MERCHANTABILITY, FITNESS OR OTHERWISE, (iii) SELLER DISCLAIMS ALL LEGAL RESPONSIBILITY FOR PRODUCT DEFECTS RELATING TO THE AIRCRAFT THAT MIGHT CAUSE HARM, (iv) SELLER SHALL NOT BE LIABLE FOR ANY GENERAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY DAMAGES FOR LOSS OF USE, LOSS OF PROFITS OR DIMINUTION OF MARKET VALUE OF THE AIRCRAFT, AND SELLER SHALL NOT BE LIABLE FOR ANY DAMAGES CLAIMED BY BUYER OR ANY OTHER PERSON OR ENTITY UPON THE THEORIES OF NEGLIGENCE OR STRICT LIABILITY IN TORT, (v) IF THE AIRCRAFT SHOULD FOR ANY REASON PROVE TO BE DEFECTIVE, SELLER AND COMPANY BEAR NO OBLIGATION FOR SERVICING AND REPAIR OF SUCH DEFECT(S), AND (vi) ALL RISK AS TO THE QUALITY AND PERFORMANCE OF THE AIRCRAFT IS THAT OF THE COMPANY. Upon Delivery the Seller shall deliver to the Company an assignment of all manufacturer's warranties, if any, with respect to the Aircraft that are assignable (other than those warranties which by their terms are not assignable). Seller shall also, upon Buyer's request, reasonably execute, or cause to be executed such further documents as may be necessary to assist the Company to maintain continuity of the warranties and to assist the Company to process warranty claims directly with the manufacturers. All costs, if any, to transfer said manufacturer's warranties shall be at Buyer's expense.

         7.07 Headings and Schedules. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules referred to herein are attached hereto and incorporated herein by this reference. Seller may revise or supplement the Schedules at any time prior to Closing.

         7.08 Further Assurances. After the Closing, Seller and Buyer will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably necessary to effectuate the intent of this Agreement.

         7.09 Taxes. Seller hereby agrees to pay, and indemnify and hold harmless the Buyer from and against, any and all taxes (including interest and penalties), duties and fees assessed or levied by any federal, state or local taxing authority as a result of this Agreement or the sale, delivery, registration or ownership of the Aircraft by the Company. Seller shall not, however, be liable for any tax imposed with respect to, or measured by, the net income of the Buyer.

         7.10 Confidentiality. The terms and conditions of this offer shall remain confidential. Seller and Buyer agree to not divulge any terms and/or conditions contained herein prior to, or subsequent to delivery, with the exception of filings with federal or state agencies.

         7.12 Counterparts and Binding Effect. This Agreement may be executed in counterparts and each counterpart shall be an original, and all counterparts together shall be one and the same. This Agreement shall be binding and enforceable against, and run to the benefit of, the successors and assigns of the parties hereto.


[Signature page follows]

EXECUTED as of the date first set forth above.


SELLER:

WILLIAMS COMMUNICATIONS, LLC


By:     /s/   Howard S. Kalika
     ------------------------------------------------
Name:         Howard S. Kalika
       ----------------------------------------------
Title:        Treasurer and Vice President
        ---------------------------------------------




BUYER:

WILLIAMS AIRCRAFT, INC.


By:     /s/  Mark W. Husband
     ------------------------------------------------
Name:        Mark W. Husband
       ----------------------------------------------
Title:       Assistant Treasurer
        ---------------------------------------------





              Signature Page to that certain Membership  Interest
            Purchase Agreement between Williams Communications, LLC
                          and Williams Aircraft, Inc.

                                    EXHIBIT A

           ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST


THIS ASSIGNMENT OF LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST (this "Assignment"), dated effective as of September 13, 2001, is WILLIAMS COMMUNICATIONS LLC, a Delaware limited liability company ("Assignor"), WILLIAMS AIRCRAFT, INC., a Delaware corporation ("Assignee").

                                    Recitals

A. Assignor is the owner of the entire membership interest in Williams Communications Aircraft, LLC, a Delaware limited liability company (the "Company").

B. Assignor has agreed to assign to Assignee all of its interest in the Company and Assignee has agreed to accept such assignment.

                            Assignment and Assumption

For $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1. Assignor hereby transfers, grants, contributes, conveys and assigns to Assignee all of its ownership rights, titles and interests in and to the Company, including but not limited to all of Assignor's membership interest in the Company (collectively, the "Assigned Interests").

2. Assignee hereby assumes all liabilities and obligations accruing with respect to the Assigned Interests from and after September 13, 2001.

3. Assignor will, upon request from Assignee, execute and deliver any additional documents necessary to complete the sale, assignment and transfer of the Assigned Interests tendered hereby. Assignor authorizes the Company to transfer ownership of the Assigned Interests to Assignee on the books and records of the Company.

4. This Assignment shall be binding upon, and shall inure to the benefit of the parties hereto and their successors, heirs and assigns.

5. This Assignment shall be governed by the laws of the State of Oklahoma, without regard for its conflict of laws rules.

6. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


EXECUTED to be effective as of the date first set forth above.


ASSIGNOR:

WILLIAMS COMMUNICATIONS, LLC


By:      /s/  Howard S. Kalika
     ------------------------------------------------

Name:         Howard S. Kalika
         --------------------------------------------

Title:        Treasurer and Vice President
         --------------------------------------------


ASSIGNEE:

WILLIAMS AIRCRAFT, INC.


By:      /s/  Mark W. Husband
     ------------------------------------------------

Name:         Mark W. Husband
       ----------------------------------------------

Title:        Assistant Treasurer
        ---------------------------------------------

                                    EXHIBIT B

                     DESCRIPTION OF AIRCRAFT SPECIFICATIONS

         1. CESSNA MODEL 560 CITATION V AIRCRAFT WITH MANUFACTURER'S SERIAL NUMBER 560-0194 AND UNITED STATES NATIONALITY AND REGISTRATION MARKS N352WC.

                  PRATT & WHITNEY MODEL JT15D-5D AIRCRAFT ENGINES WITH MANUFACTURER'S SERIAL NUMBERS PCE-108400 AND PCE-108397.

                  SUCH AIRCRAFT TO BE BASED AT TULSA INTERNATIONAL AIRPORT, CITY OF TULSA, OKLAHOMA, COUNTRY OF U.S.A.

         2. CESSNA MODEL 750 CITATION X AIRCRAFT WITH MANUFACTURER'S SERIAL NUMBER 750-0121 AND UNITED STATES NATIONALITY AND REGISTRATION MARKS N358WC.

                  ALLISON MODEL AE3007C AIRCRAFT ENGINES WITH MANUFACTURER'S SERIAL NUMBERS CAE330260 AND CAE330261.

                  SUCH AIRCRAFT TO BE BASED AT TULSA INTERNATIONAL AIRPORT, CITY OF TULSA, OKLAHOMA, COUNTRY OF U.S.A.

         3. CESSNA MODEL 560XL CITATION EXCEL AIRCRAFT WITH MANUFACTURER'S SERIAL NUMBER 560-5129 AND UNITED STATES NATIONALITY AND REGISTRATION MARKS N359WC.

                  PRATT & WHITNEY MODEL PW545A AIRCRAFT ENGINES WITH MANUFACTURER'S SERIAL NUMBERS PCEDB0271 AND PCEDB0265.

                  SUCH AIRCRAFT TO BE BASED AT SPIRIT OF SAINT LOUIS AIRPORT, CITY OF CHESTERFIELD, MISSOURI, COUNTRY OF U.S.A.